UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 10, 2009

STEELE RECORDING CORPORATION
A Nevada Corporation

Commissions file number 333-143970

IRS Employer Identification No. 75-3232682

3504 South 5175 West
Cedar City Utah 84720
435-592-5553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders.

Steele Recording Corporation shall increase the authorized shares of the company to 5,000,000 shares of preferred stock and 900,000,000 shares of common stock at par value of $0.001.

/s/ Mack Steele Jr.
Mack Steele Jr.
President / Secretary
Steele Recording Corporation